EX-99.906CERT

EXHIBIT 12(b)

SECTION 906 CERTIFICATIONS

SECTION 906 CERTIFICATION

     John G. Popp, Chief Executive Officer and President, and Rocco DelGuercio, Chief Financial Officer and Treasurer, of Credit Suisse High Yield Bond Fund (the “Fund”), each certify to his knowledge that:

(1)        The Fund’s periodic report on Form N-CSR for the period ended April 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

/s/ John G. Popp John G. Popp Chief Executive Officer and President July 1, 2015	/s/ Rocco DelGuercio Rocco DelGuercio Chief Financial Officer and Treasurer July 1, 2015

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.